EXHIBIT 99.2 (b)

PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended May 31, 2002
Unaudited
(in thousands, except per share data)

			PRO FORMA			PRO FORMA
			ADJUSTMENTS		PRO FORMA	ADJUSTMENTS		PRO FORMA
	NDCHEALTH	TECHRX	(A)		NDCHEALTH	(B)		NDCHEALTH

Revenues:
Information management	$150,399	$—	$—		$150,399	$—		$150,399
Network services and systems	198,622	45,637	(8,876	)(1)	235,383	—		235,383
Divested businesses	4,360	—	—		4,360	—		4,360

	353,381	45,637	(8,876)		390,142	—		390,142

Operating expenses:
Cost of service	174,944	38,154	(6,840	)(1)	206,258	—		206,258
Sales, general and administrative	76,961	12,545	—		89,506	—		89,506
Depreciation and amortization	24,374	7,996	(4,584	)(1,5)	27,786	—		27,786
Restructuring and impairment charges	—	10,488	—		10,488	—		10,488

	276,279	69,183	(11,424)		334,038	—		334,038

Operating income (loss)	77,102	(23,546)	2,548		56,104	—		56,104

Other income (expense):
Interest and other income	1,779	168	(352	)(1)	1,595	—		1,595
Interest and other expense	(9,693)	(1,393)	(762	)(1,4)	(11,848)	(18,613	)(1,2)	(30,461)
Valuation adjustment	(41,000)	—	—		(41,000)	—		(41,000)
Minority interest in losses	1,863	—	9,210	(2)	11,073	—		11,073

	(47,051)	(1,225)	8,096		(40,180)	(18,613)		(58,793)

Income (loss) before income taxes and equity in losses of affiliated companies	30,051	(24,771)	10,644		15,924	(18,613)		(2,689)

Provision for income taxes	12,877	60	3,832	(6)	16,769	(6,701	)(3)	10,068

Income (loss) before equity in losses of affiliated companies	17,174	(24,831)	6,812		(845)	(11,912)		(12,757)
Equity in losses of affiliated companies	(2,064)	—	1,514	(3)	(550)	—		(550)

Net income (loss)	$15,110	$(24,831)	$8,326		$(1,395)	$(11,912)		$(13,307)

Basic earnings (loss) per share	$0.44				$(0.04)			$(0.39)

Number of shares	34,087				34,489			34,489
Diluted earnings (loss) per share	$0.43				$(0.04)			$(0.39)

Number of shares	35,496				34,489			34,489

See notes to the pro forma Combined Statement of Operations.